UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017 (October 5, 2017)

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into a Material Definitive Agreement.

Offering of Common Stock

On October 5, 2017, Globalstar, Inc. (“Globalstar,” “we” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as Manager for the several underwriters named on Schedule II thereto (collectively, the “Underwriters”), relating to the sale of 73,365,231 shares of voting common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $1.65 per share.  Under the terms of the Underwriting Agreement, we granted the Underwriters a 30-day option to purchase an additional 11,004,784 shares of Common Stock.  The Underwriting Agreement contains customary representations, warranties and conditions to closing.

The Company will receive approximately $114.8 million in net proceeds from the sale of the Common Stock. The Company intends to use the net proceeds from the offering to meet its obligation to raise $114.0 million by October 30, 2017 pursuant to a June 2017 amendment to the credit agreement with its senior lenders (the “Facility Agreement”).  Eighty percent of the net proceeds of the offering will be deposited in a restricted account and are expected to be drawn to pay principal and interest due under the Facility Agreement in December 2017 and June 2018.  Globalstar expects that the remainder of the proceeds will be used for general corporate purposes.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Taft Stettinius & Hollister LLP relating to the validity of the issuance and sale of the shares of Common Stock pursuant to the Underwriting Agreement is also filed herewith as Exhibit 5.1.

Item 7.01 Regulation FD Disclosure.

On October 5, 2017, Globalstar issued a press release announcing it had priced the offering of Common Stock described in Item 1.01. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

1.1

Underwriting Agreement for voting Common Stock dated as of October 5, 2017 by and among Globalstar, Inc. and Morgan Stanley & Co. LLC as Manager for the several underwriters named on Schedule II thereto

5.1	Opinion of Taft Stettinius & Hollister LLP
23.1	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.1)
99.1	Press release dated October 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Rebecca Clary
Rebecca Clary
Vice President and Chief Financial Officer

Date: October 10, 2017